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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to shares of Common Stock issuable pursuant to the 1995 Stock Option Plan of Interactive Group, Inc. and certain stock options issued outside of such plan, of our report dated February 22, 1996 with respect to the consolidated financial statements of Interactive Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP


San Diego, California
August 28, 1996